EXHIBIT 10.13

AMENDMENT TO

KEYSTONE AUTOMOTIVE INDUSTRIES, INC.

1996 EMPLOYEE STOCK INCENTIVE PLAN

This AMENDMENT TO KEYSTONE AUTOMOTIVE INDUSTRIES, INC. 1996 EMPLOYEE STOCK INCENTIVE PLAN (the “Amendment”), dated as of December 3, 2002, is made and adopted by Keystone Automotive Industries, Inc., a California corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).

WHEREAS, the Company maintains the Keystone Automotive Industries, Inc. 1996 Employee Stock Incentive Plan, as amended (the “Plan”);

WHEREAS, the Company desires to amend the Plan; and

WHEREAS, this Amendment was adopted by the Board of Directors of the Company as of December 3, 2002.

NOW, THEREFORE, in consideration of the foregoing, the Company hereby amends the Plan as follows:

1. Section 2 of the Plan is hereby amended and restated in its entirety as follows:

“Each of the following persons (each, a “Participant”) shall be eligible to be considered for the grant of Awards (as hereinafter defined) hereunder: (1) any employee of the Company or any of its subsidiaries, including any director who is also such an employee, (2) any consultant (within the meaning of the Securities Act of 1933, as amended) of the Company or any of its subsidiaries, and (3) any member of the Board of Directors of the Company (a “Director”). In addition, each Director who is not an employee of the Company or any of its subsidiaries (a “Nonemployee Director”) shall automatically receive a stock option grant pursuant to Section 4 hereof.”

2. The following new Subsection 3(e) is hereby added to the Plan:

“(e) Except as otherwise provided below,

(i) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;

(ii) No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and

(iii) During the lifetime of the Participant, only the Participant or his guardian or legal representative may exercise an Award (or any portion thereof) granted to him under the Plan; after the death of the Participant, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

Notwithstanding the foregoing, the Committee, in its sole discretion, may determine to permit a Participant to transfer a stock option which is not an Incentive Stock Option to any one or more Permitted Transferees (as defined below), subject to the following terms and conditions: (i) a stock option transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) any stock option which is transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the stock option as applicable to the original Participant (other than the ability to further transfer the stock option); and (iii) the Participant and the Permitted Transferee shall execute any and all documents requested by the Committee, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal and state securities laws and (C) evidence the transfer. For purposes of the Plan, “Permitted Transferee” shall mean, with respect to a Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests, or any other transferee specifically approved by the Committee after taking into account any state or federal tax or securities laws applicable to transferable stock options.”

3. Section 4(i) of the Plan is hereby amended and restated in its entirety as follows:

“Subject to Subsection 3(e) hereof, each IPO Nonemployee Director Option and each Initial Nonemployee Director Option shall be nontransferable by the optionee other than by will or the laws of descent and distribution, and shall be exercisable during the optionee’s lifetime only by the optionee or the optionee’s guardian or legal representative.”

4. Subsection 7(a) of the Plan is hereby amended by adding the following sentence at the end of such subsection:

“Notwithstanding anything contained herein, with respect to grants of Awards to Nonemployee Directors, the entire Board shall administer the Plan, and references in the Plan to the “Committee” shall be deemed to refer to the entire Board.”

5. This Amendment shall be and is hereby incorporated in and forms a part of the Plan.

6. All other terms and provisions of the Plan shall remain unchanged except as specifically modified herein.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer(s), effective as of December 3, 2002.

KEYSTONE AUTOMOTIVE INDUSTRIES, INC., a California corporation.

By:	/s/ JAMES LOCKWOOD
Name Title:	James Lockwood Vice President

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